Exhibit 15.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-265287) and Form F-3, as amended (File No. 333-263315) of our report dated January 27, 2022, relating to our audit of the consolidated financial statements of the EZGO Technologies Ltd. as of and for the fiscal year ended September 30, 2021, appearing in its Annual Report Form 20-F, as amended.

/s/ Briggs & Veselka Co. Briggs & Veselka Co. Houston, Texas
August 5, 2022